                                                                  EXHIBIT 99.1

CONTACT:
Justine E. Koenigsberg
Manager, Corporate Communications
(617) 349-0271



FOR IMMEDIATE RELEASE


TKT REGAINS RIGHTS TO SECOND GENE-ACTIVATED(R) PROTEIN
FROM AVENTIS PHARMA


CAMBRIDGE, MA, DECEMBER 8, 2000-- Transkaryotic Therapies, Inc. (Nasdaq: TKTX) today announced it has reacquired worldwide commercial rights to GA-II, a second Gene-Activated(R)protein in development, from Aventis Pharma, the pharmaceutical company of Aventis S.A. (NYSE: AVE). Financial terms were not disclosed.

"GA-II is a top priority program at TKT, and we are pleased to have reached agreement with Aventis to reacquire rights to the product. We have benefited from Aventis' expertise in moving the protein from basic research to preclinical testing and into clinical development, and I believe we have the ability to aggressively move this program into pivotal trials and beyond, " said Richard F Selden, M.D., Ph.D., President and Chief Executive Officer of TKT. "Aventis has been and continues to be instrumental in the development of our lead Gene-Activated protein, Dynepo(TM), and we very much appreciate their effort on both Gene-Activated protein programs."

Frank Douglas, M.D., Ph.D., Executive Vice President, Head Drug Innovation and Approval of Aventis Pharma said, "Based on our collaboration over the past five years we believe that TKT is well positioned to bring this program forward. We wish TKT success in the future development of this product."

In December 1999, Aventis Pharma filed an Investigational New Drug Application to commence Phase I clinical testing of GA-II. The Phase I study in healthy volunteers was recently completed, and TKT expects to begin Phase II testing of the protein next year. TKT's approach is based on the activation of genes encoding therapeutic proteins in human cells rather than the cloning and transfer of these genes. TKT believes that its approach will allow it to develop and commercialize a number of therapeutic proteins, including potentially improved versions of many that are currently marketed.

Transkaryotic Therapies, Inc. (TKT) is a biopharmaceutical company dedicated to the development and commercialization of products based on its three proprietary development platforms: Gene-Activated(R) proteins, Niche Protein(TM) products, and Gene Therapy. The Company's gene activation technology is a proprietary approach to the large-scale production of therapeutic proteins, which does not require the cloning of genes and their subsequent insertion into non-human cell lines. TKT's Niche Protein product platform is based on protein replacement for the treatment of rare genetic diseases, a group of disorders characterized by the absence of certain metabolic enzymes. The Company's Gene Therapy technology, known as Transkaryotic Therapy(TM), is focused on the commercialization of non-viral, ex vivo gene therapy products for the long-term treatment of chronic protein deficiency states.


                                   -- more --

This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption "Certain Factors That May Affect Future Results" in TKT's Annual Report on Form 10-K for the year ended December 31, 1999 and updated in TKT's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, which are both on file with the Securities and Exchange Commission and incorporated herein by reference. These important factors include risks as to whether TKT's products, such as GA-II, will advance in the clinical trials process, the timing of such clinical trials, whether the clinical trial results will warrant continued product development, and whether TKT's products, such as GA-II, will receive approval from the U.S. Food and Drug Administration or equivalent regulatory agencies, and, if such products receive approval, whether they will be successfully marketed; the results of any patent litigation in which TKT is involved or may become involved; competition; and TKT's dependence on collaborators.

         Gene-Activated(R) is a registered trademark and Niche Protein(TM), TKT(TM), and Transkaryotic Therapy(TM) are trademarks of Transkaryotic Therapies, Inc. Dynepo(TM) is a trademark of Aventis Pharma.

         Please visit our web site at www.tktx.com for additional information about Transkaryotic Therapies, Inc.



                                       ###